UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2014

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 8.01 of this Current Report on Form 8-K under the headings “Underwritten Public Offering of Convertible Senior Notes,” “Supplemental Indentures Relating to Convertible Senior Notes,” “Note Hedge Transactions” and “Warrant Transactions” is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Supplemental Indentures Relating to Convertible Senior Notes” is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 8.01 of this Current Report on Form 8-K under the heading “Warrant Transactions” is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

Underwritten Public Offering of Convertible Senior Notes

On February 27, 2014, Tesla Motors, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. (collectively, the “Underwriters”) to issue and sell $800.0 million aggregate principal amount of 0.25% Convertible Senior Notes due March 1, 2019 (the “2019 Notes”) and $1,200.0 million aggregate principal amount of 1.25% Convertible Senior Notes due 2021 (the “2021 Notes,” and together with the 2019 Notes, the “Notes”) in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-188625) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). In addition, the Company granted the Underwriters options to purchase, for a period of 30 calendar days from February 27, 2014, up to an additional $120.0 million aggregate principal amount of 2019 Notes and up to an additional $180.0 million aggregate principal amount of 2021 Notes, solely to cover over-allotments. The Company estimates that the net proceeds from the Offering will be approximately $1,968.9 million, or approximately $2,264.4 million if the Underwriters exercise in full their options to purchase the additional Notes, after deducting underwriting discounts and estimated offering expenses. In connection with the entry into of the Underwriting Agreement, the Company and J.P. Morgan Securities LLC entered into a separate indemnification agreement pursuant to which J.P. Morgan Securities LLC agreed to indemnify the Company for any liabilities that arise out of or are based on a certain e-mail message distributed by an employee of an affiliate of J.P. Morgan Securities LLC during the marketing period of the Offering (the “Indemnification Agreement”). J.P. Morgan Securities LLC is one of the Underwriters in the Offering. On March 5, 2014, the Company closed the Offering.

The foregoing summary is qualified in its entirety by reference to the text of the Underwriting Agreement and the Indemnification Agreement, which are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the Notes sold is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Supplemental Indentures Relating to Convertible Senior Notes

On March 5, 2014, the Company entered into a Second Supplemental Indenture, relating to the issuance by the Company of the 2019 Notes (the “Second Supplemental Indenture”), and a Third Supplemental Indenture, relating to the issuance by the Company of the 2021 Notes (the “Third Supplemental Indenture,” together with the Second Supplemental Indenture, the “Supplemental Indentures,” and either of them, a “Supplemental Indenture”), in each case supplementing the Indenture, dated May 22, 2013 (the “Base Indenture,” and together with the Supplemental Indentures, the “Indenture”), by and between the Company and U.S. Bank National Association , as trustee (the “Trustee”). The 2019 Notes will bear interest at a rate of 0.25% per year and the 2021 Notes will bear interest at a rate of 1.25% per year, in each case payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2014. The 2019 Notes will mature on March 1, 2019 and the 2021 Notes will mature on March 1, 2021, unless, in each case, earlier repurchased by the Company or converted pursuant to their respective terms.

The initial conversion rate of each of the 2019 Notes and the 2021 Notes is 2.7788 shares of common stock of the Company, par value $0.001 per share (“Common Stock”) per $1,000 principal amount of the 2019 Notes or 2021 Notes, as applicable (which is equivalent to an initial conversion price of approximately $359.87 per share). The conversion rate for the 2019 Notes or the 2021 Notes, as applicable, will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for accrued and unpaid interest. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the applicable Supplemental Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert the 2019 Notes or 2021 Notes, as applicable, in connection with such make-whole fundamental change.

Prior to the close of business on the business day immediately preceding December 1, 2018 in the case of the 2019 Notes, and prior to the close of business on the business day immediately preceding December 1, 2020 in the case of the 2021 Notes, the 2019 Notes or 2021 Notes, as applicable, will be convertible only under the following circumstances: (1) during any calendar quarter commencing after June 30, 2014 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the 2019 Notes or 2021 Notes, as applicable, for each trading day of such period was less than 98% of the product of the last reported sale price of Common Stock and the applicable conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after December 1, 2018 in the case of the 2019 Notes, and December 1, 2020 in the case of the 2021 Notes, until the close of business on the second scheduled trading day immediately preceding the applicable maturity date, holders may convert the 2019 Notes or 2021 Notes, as applicable, at any time.

Upon conversion, the 2019 Notes will be settled in cash, shares of Common Stock or a combination thereof, at the Company’s election. Upon conversion, the 2021 Notes will be settled in cash and, if applicable, shares of Common Stock (subject to the Company’s right to pay cash in lieu of all or any portion of such shares).

The Company may not redeem the 2019 Notes or the 2021 Notes prior to the maturity date; however, upon the occurrence of a fundamental change (as defined in the applicable Supplemental Indenture), holders may require the Company to purchase all or a portion of the 2019 Notes or 2021 Notes, as applicable, for cash at a price equal to 100% of the principal amount of the 2019 Notes or 2021 Notes, as applicable, to be purchased plus any accrued and unpaid interest to, but excluding, the applicable fundamental change purchase date.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes, will rank equally in right of payment with any of the Company’s unsecured indebtedness that is not so subordinated, including the Company’s outstanding 1.50% Convertible Senior Notes due June 1, 2018, will be effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries.

Each of the following events is considered an “event of default” with respect to the 2019 Notes or the 2021 Notes, as applicable, if it occurs with respect to such Notes, which may result in the acceleration of the maturity of such Notes:

(1)	a default in any payment of interest on the 2019 Notes or 2021 Notes, as applicable, when due and payable and the default continues for a period of 30 days;

(2)	a default in the payment of principal of the 2019 Notes or 2021 Notes, as applicable, when due and payable at its stated maturity, upon any required purchase, upon declaration of acceleration or otherwise;

(3)	a failure by the Company to comply with its obligation to convert the 2019 Notes or 2021 Notes, as applicable, upon exercise of a holder’s conversion right for a period of five business days;

(4)	a failure by the Company to comply with its obligations under the applicable Supplemental Indenture, together with the Base Indenture, with respect to consolidation, merger and sale of assets of the Company;

(5)	failure by the Company to give a fundamental change notice at the time, in the manner, and with the contents under the applicable Supplemental Indenture, together with the Base Indenture, when due;

(6)	the Company’s failure for 60 days after written notice from the Trustee or the holders of at least 25% in principal amount of the 2019 Notes or 2021 Notes, as applicable, then outstanding has been received to comply with any of the Company’s other agreements contained in the 2019 Global Note or 2021 Global Note (each as defined below), as applicable, or the applicable Supplemental Indenture, together with the Base Indenture;

(7)	a default by the Company or any “significant subsidiary” (as defined in the applicable Supplemental Indenture) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $150 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required purchase, upon declaration of acceleration or otherwise, and such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days after written notice from the Trustee or the holders of at least 25% in principal amount of the 2019 Notes or 2021 Notes, as applicable (provided, however, that if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred); and

(8)	certain events of bankruptcy, insolvency, or reorganization of the Company or any “significant subsidiary.”

If an event of default occurs with respect to the 2019 Notes or 2021 Notes, and is continuing (other than an event of default described in clause (8) above with respect to the Company (and not with respect to a “significant subsidiary”)), the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding 2019 Notes or 2021 Notes, as applicable, by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the 2019 Notes or 2021 Notes, as applicable, to be due and payable; upon such a declaration, such principal and any accrued and unpaid interest will be due and payable immediately, subject to certain limitations in the case of an event of default relating to certain failures by the Company to make certain filings required by it to be made with the Trustee or the Securities and Exchange Commission pursuant to the Trust Indenture Act of 1939, as amended, or the Securities Exchange Act of 1934, as amended, respectively. Upon an event of default described in clause (8) above with respect to the Company, 100% of the aggregate principal amount and accrued and unpaid interest on the 2019 Notes or 2021 Notes as to which such event of default occurred, as applicable, will automatically be due and payable immediately.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Base Indenture, the Second Supplemental Indenture, the Form of Global 0.25% Convertible Senior Note due March 1, 2019 included in the Second Supplemental Indenture (the “2019 Global Note”), the Third Supplemental Indenture, and the Form of Global 1.25% Convertible Senior Note due March 1, 2021 included in the Third Supplemental Indenture (the “2021 Global Note”), which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, with this Current Report on Form 8-K and are incorporated herein and into the Registration Statement by reference.

Note Hedge Transactions

On February 27, 2014, in connection with the Offering, the Company entered into note hedge transactions with affiliates of each of Goldman, Sachs & Co., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. (the “Hedge Counterparties”) pursuant to call option confirmations in substantially the forms filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and which are incorporated herein by reference. The note hedge transactions are expected generally to reduce the potential dilution to the Common Stock and/or offset potential cash payments in excess of the principal amount upon any conversion of 2019 Notes or 2021 Notes in the event that the market value per share of the Common Stock, as measured under the terms of the note hedge transactions, is greater than the strike prices of the note hedge transactions (which corresponds to the initial conversion prices of the 2019 Notes and 2021 Notes and is subject to certain adjustments substantially similar to those contained in the 2019 Notes and 2021 Notes, as applicable). On March 5, 2014, at the closing of the Offering, the Company paid an aggregate amount of approximately $524.7 million to the Hedge Counterparties for the note hedge transactions.

If the Underwriters exercise their options to purchase additional 2019 Notes or 2021 Notes pursuant to the Underwriting Agreement, the Company expects to enter into additional note hedge transactions, in substantially the forms filed as Exhibit 10.2 or 10.3, as applicable, to this Current Report on Form 8-K, with the Hedge Counterparties with respect to such additional 2019 Notes or 2021 Notes, as applicable.

Warrant Transactions

On February 27, 2014, in connection with the Offering and in order to partially offset the cost of the note hedge transactions, the Company entered into warrant confirmations with the Hedge Counterparties in substantially the form filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K and which are incorporated herein by reference, pursuant to which the Company issued certain warrants (the “Warrants”). The Warrants allow the Hedge Counterparties to acquire, subject to anti-dilution adjustments, up to approximately 4.4 million shares of Common Stock at a strike price of $512.6562 per share in respect of Warrants relating to the 2019 Notes, and up to 6.7 million shares of Common Stock at a strike price of $560.6388 per share in respect of Warrants relating to the 2021 Notes, which strike prices are also subject to adjustment. The Warrants would separately have a dilutive effect to the extent that the market value per share of the Common Stock exceeds the strike price of the applicable Warrants. The Warrants were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended. The Warrants are separate transactions, entered into by the Company with the Hedge Counterparties, and are not part of the terms of the 2019 Notes or the 2021 Notes. Holders of the 2019 Notes or the 2021 Notes will not have any rights with respect to the Warrants. On March 5, 2014, at the closing of the Offering, the Company received aggregate proceeds of approximately $338.4 million from the sale of the Warrants to the Hedge Counterparties.

If the Underwriters exercise their options to purchase additional 2019 Notes or 2021 Notes pursuant to the Underwriting Agreement and the Company enters into additional note hedge transactions with the Hedge Counterparties, the Company expects to enter into additional corresponding warrant confirmations, in substantially the forms filed as Exhibits 10.2 or 10.3, as applicable, to this Current Report on Form 8-K, with the Hedge Counterparties with respect to such additional 2019 Notes or 2021 Notes, as applicable.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 27, 2014, by and among Tesla Motors, Inc. and Goldman, Sachs & Co., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc.

4.1	Indenture, dated as of May 22, 2013, by and between Tesla Motors, Inc. and U.S. Bank National Association. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 22, 2013).

4.2	Second Supplemental Indenture, dated as of March 5, 2014, by and between Tesla Motors, Inc. and U.S. Bank National Association.

4.3	Form of 0.25% Convertible Senior Note Due March 1, 2019 (included in Exhibit 4.2).

4.4	Third Supplemental Indenture, dated as of March 5, 2014, by and between Tesla Motors, Inc. and U.S. Bank National Association.

4.5	Form of 1.25% Convertible Senior Note Due March 1, 2021 (included in Exhibit 4.4).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Indemnification Agreement, dated as of February 27, 2014, by and between Tesla Motors, Inc. and J.P. Morgan Securities LLC.

10.2	Form of Call Option Confirmation relating to 0.25% Convertible Senior Notes Due March 1, 2019.

10.3	Form of Call Option Confirmation relating to 1.25% Convertible Senior Notes Due March 1, 2021.

10.4	Form of Warrant Confirmation relating to 0.25% Convertible Senior Notes Due March 1, 2019.

10.5	Form of Warrant Confirmation relating to 1.25% Convertible Senior Notes Due March 1, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: March 5, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of February 27, 2014, by and among Tesla Motors, Inc. and Goldman, Sachs & Co., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Deutsche Bank Securities Inc.

4.1	Indenture, dated as of May 22, 2013, by and between Tesla Motors, Inc. and U.S. Bank National Association. (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 22, 2013).

4.2	Second Supplemental Indenture, dated as of March 5, 2014, by and between Tesla Motors, Inc. and U.S. Bank National Association.

4.3	Form of 0.25% Convertible Senior Note Due March 1, 2019 (included in Exhibit 4.2).

4.4	Third Supplemental Indenture, dated as of March 5, 2014, by and between Tesla Motors, Inc. and U.S. Bank National Association.

4.5	Form of 1.25% Convertible Senior Note Due March 1, 2021 (included in Exhibit 4.4).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Indemnification Agreement, dated as of February 27, 2014, by and between Tesla Motors, Inc. and J.P. Morgan Securities LLC.

10.2	Form of Call Option Confirmation relating to 0.25% Convertible Senior Notes Due March 1, 2019.

10.3	Form of Call Option Confirmation relating to 1.25% Convertible Senior Notes Due March 1, 2021.

10.4	Form of Warrant Confirmation relating to 0.25% Convertible Senior Notes Due March 1, 2019.

10.5	Form of Warrant Confirmation relating to 1.25% Convertible Senior Notes Due March 1, 2021.